THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-01  CUSIP # 126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE
POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691                                         Distribution Date11/25/96


4.04(i)           Reduction of the Stated Amount Of Certificates
                                              SINGLE CERTIFICATE    TOTAL AMOUNT
Class A-1 Certificates.     SW5                  $11.28531141        $442,929.49
Class A-2 Certificates.     SX3                   $0.00000000              $0.00
Class A-3 Certificates.     SY1                  $29.58067609        $280,696.93
Class A-4 Certificates.     SZ8                   $0.00000000              $0.00
Class A-5 Certificates.     TA2                   $0.00000000              $0.00
Class A-6 Certificates.     TB0                   $0.73869000          $8,233.86
Class A-7 Certificates.     N/A                   $0.00000000              $0.00
Class X Certificates.       TD6                   $0.00000000              $0.00
Class A-R Certificates.     TE4                   $0.00000000              $0.00
Class PO Certificates.      TC8                   $0.95780886          $1,525.58
Class B-1 Certificates.     TF1                   $0.73868861          $2,956.70
Class B-2 Certificates.     TG9                   $0.73868971          $1,970.89
Class B-3 Certificates.     TH7                   $0.73868747          $1.511.29
Class B-4 Certificates.                           $0.73869021            $657.21
Class B-5 Certificates.                           $0.73868821            $393.73
Class B-6 Certificates.                           $0.73868436            $396.40
                                         Total Amount                 741,272.08
Aggregate Amount of any
Principal Prepayments                                                 544,143.27


4.04(ii)          Amounts Distributed representing interest
                                 SINGLE CERTIFICATE           TOTAL AMOUNT
Class A-1 Certificates.                $5.21253383             $189,954.28
Class A-2 Certificates.                $5.58333312              $86,988.33
Class A-3 Certificates.                $5.47154899             $249,607.67
Class A-4 Certificates.                $5.24137105              $15,100.39
Class A-5 Certificates.                $5.61575495              $16,178.99
Class A-6 Certificates.                $6.01543182              $66,120.66
Class A-7 Certificates.                $6.95494724             $265,79O.21
Class X Certificates.                  $0.40552565              $59,316.10
Class A-R Certificates.                $0.00000000                   $0.00
Class PO Certificates.                 $0.00000000                   $0.00
Class B-1 Certificates.                $6.01543291              $23,743.33
Class B-2 Certificates.                $6.01543107              $15,826.88
Class B-3 Certificates.                $6.01543338              $12,136.15
Class B-4 Certificates.               $10.04096958               $5,277.63
Class B-5 Certificates.                $6.01543726               $3,161.77
Class B-6 Certificates.                $6.01543012               $3,183.19
                                             Total Amount     1,012,385.58


4.04(iii)         Amount of shortfall which is less than the full amount that would be distributed:
                    Principal                               0.00
                    Interest                                0.00


4.04(iv)              Stated Amount of Certificates after this Distribution
                          ORIGINAL BALANCE    SINGLE CERTIFICATE    TOTAL AMOUNT
Class A-1 Certificates.   $36,881,000.00      $936.44808709      $34,094,212.41
Class A-2 Certificates.   $15,580,000.00    $1,000.00000000      $15,580,000.00
Class A-3 Certificates.   $47,050,000.00      $943.13914899      $44,094,000.03
Class A-4 Certificates.    $2,881,000.00      $898.52072544       $2,588,638.21
Class A-5 Certificates.    $2,881,000.00      $898.52072544       $2,588,638.21
Class A-6 Certificates.   $11,000,000.00      $994.91897000      $10,935,874.81
Class A-7 Certificates.   $48,239,000.00      $997.69689629      $48,197,221.01
Class X Certificates.    $148,297,622.57       975.55504291     $142,598,323.39
Class A-R Certificates.        $1,000.00        $0.00000000               $0.00
Class PO Certificates.       $535,587.03      $983.93319943         $525,456.28
Class B-1 Certificates.    $3,950,000.00      $994.91896962       $3,926,973.23
Class B-2 Certificates.    $2,633,000.00      $994.91897076       $2,617,650.76
Class B-3 Certificates.    $2,019,000.00      $994.91897474       $2,007,230.12
Class B-4 Certificates.      $878,000.00      $994.91896355         $872,881.64
Class B-5 Certificates.      $526,000.00      $994.91897338         $522,933.65
Class B-6 Certificates.      $529,563.13      $994.91898161         $526,476.01
                               Total Amount                      $169,078,186.37

4.04(v)  Tne Pool Stated Principal Balance for the following Distribution Date:
                                                              169,078,186.41

4.04(vi) Senior Percentage for the following Distribution Date
                                                             93.864821635142%
         Subordinated Percentage for the following Distribution Date
                                                              6.135178364858%

4.04(vii)Amount of the Master Servicing Fees paid to or retained by the Master
         Servicer with respect to such Distribution Date
                                                                    35,364.61

4.04(viii)        Pass-Through Rate for each such Class of Certificates
                  Class A-1 Certificates.                   6.60000%
                  Class A-2 Certificates.                   6.70000%
                  Class A-3 Certificates.                   6.75000%
                  Class A-4 Certificates.                   7.00000%
                  Class A-5 Certificates.                   7.50000%
                  Class A-6 Certificates.                   7.25000%
                  Class A-7 Certificates.                   7.25000%
                  Class X Certificates.                     0.49882%
                  Class A-R Certificates.                   7.25000%
                  Class PO Certificates.                    0.00000%
                  Class B-1 Certificates.                   7.25000%
                  Class B-2 Certificates.                   7.25000%
                  Class B-3 Certificates.                   7.25000%
                  Class B-4 Certificates.                   7.25000%
                  Class B-5 Certificates.                   7.25000%
                  Class B-6 Certificates.                   7.25000%

4.04(ix) Amount of Advances included in the distribution on this Distribution
         Date
                                                                    4,472.98
         Aggregate amount of Advances outstanding as of the close of business on such Distribution Date
                                                                    4,472.98

4.04(x)  A. The number and aggregate principal amounts of Mortgage Loans delinquent
            30 to 59 days                   3                 590,841.17
            60 to 89 days                   0                       0.00
              90 or more                    0                       0.00

         B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
            In Foreclosure                  4               1,192,063.76


4.04(xi) Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month
                                                                      0.00

4.04(xii)  Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date
                                                                      0.00

4.04(xiii) Senior Prepayment Percentage for following Distribution Date
                                                         100.000000000000%

4.04(xiv)  Aggregate amount of Realized Losses incurred during preceding month
                                                                         None
           Aggregate amount of Realized Losses through Distribution Date
                                                                         0.00

4.04(xv)
         Special Hazard Loss Coverage Amount                     3,760,049.30
         Required Fraud Loss Coverage                            8,000,007.24
         Current Bankruptcy Coverage                                50,000.00